Exhibit 99.1

CTI BIOPHARMA REPORTS SECOND QUARTER 2014 FINANCIAL RESULTS

- Received $20 Million Milestone in August Under Collaboration with Baxter Following
Completion of Enrollment in Pacritinib PERSIST-1 Trial -

- Conference Call Scheduled for Today at 4:30 p.m. Eastern Time -

SEATTLE, Wash., August 4, 2014-CTI BioPharma Corp. (CTI) (NASDAQ and MTA: CTIC) today reported financial results for the second quarter and six months ended June 30, 2014.

“In July 2014, we achieved a significant milestone with the completion of enrollment in the PERSIST-1 clinical trial, the first of two Phase 3 trials of our oral tyrosine kinase inhibitor that has dual activity against JAK2 and FLT3 for patients with myelofibrosis,” said James A. Bianco, M.D., President and CEO. “We look forward to reporting top-line results from this first Phase 3 trial in early 2015, while also advancing our second Phase 3 trial for pacritinib; driving E.U. sales of PIXUVRI® for relapsed aggressive B-cell NHL and advancing Phase 2 studies of pacritinib and tosedostat in other hematologic malignancies.”

Select Second Quarter 2014 and Recent Highlights

PIXUVRI® (pixantrone) Commercial:

•

In July 2014, received approval from the Israeli Ministry of Health for PIXUVRI as monotherapy for the treatment of adult patients with multiply relapsed or refractory aggressive B-cell non-Hodgkin lymphoma (aggressive B-cell NHL) who have received not more than three previous courses of treatment.

•

In July 2014, the Dutch Healthcare Authority (NZa) and the healthcare insurance board College voor zorgverzekeringen (CVZ) of the Netherlands approved funding for PIXUVRI as an add-on drug for patients who need a third- or fourth-line treatment for aggressive B-cell NHL. The inclusion on the Dutch list of reimbursed drugs makes PIXUVRI the first registered and reimbursed medicine for the treatment of patients with aggressive B-cell NHL in the Netherlands.

Research and Development:

•

In August 2014, received a $20 million development milestone payment from Baxter International, Inc. (Baxter) following completion of enrollment in the PERSIST-1 pivotal Phase 3 trial of pacritinib for patients with myelofibrosis.

•

In June 2014, announced that the United Kingdom National Cancer Research Institute AML Cooperative Group initiated a randomized Phase 2 trial evaluating tosedostat, an oral aminopeptidase inhibitor, plus cytarabine for older patients with Acute Myeloid Leukemia (AML) or high-risk Myelodysplastic Syndrome (MDS).

Corporate:

•	In May 2014, announced corporate name change to CTI BioPharma Corp. from Cell Therapeutics, Inc.

Second Quarter and Six Months 2014 Financial Results

Total revenues for the second quarter and the six month period ended June 30, 2014 were $1.3 million and $2.8 million, respectively. The revenues in the second quarter 2014 were primarily attributable to net product sales of PIXUVRI. CTI sells PIXUVRI directly to health care providers through a product dedicated contract sales force and through a limited number of wholesale distributors in the E.U.

The non-GAAP operating loss, which excludes non-cash share-based compensation expense, for the second quarter and six months of 2014 was $21.3 million and $41.1 million, respectively, compared to $15.9 million and $32.0 million for the same periods in 2013. The GAAP operating loss for the second quarter and first six months of 2014 was $26.7 million and $54.3 million, respectively, compared to $17.9 million and $36.4 million for the same period in 2013. The increase in GAAP operating loss primarily related to the ongoing PERSIST-1 and PERSIST-2 Phase 3 clinical trials of pacritinib and included $5.4 million and $13.2 million of non-cash share-based compensation expense for the second quarter and first six months of 2014, respectively, compared to $2.0 million and $4.4 million for the same periods in 2013. For information on CTI’s use of the aforementioned non-GAAP measure and a reconciliation of such measure to GAAP operating loss, see the section below entitled “Non-GAAP Financial Measures.”

The net loss for the second quarter and six months ended June 30, 2014 was $27.4 million and $56.4 million, or net loss per share of $0.19 and $0.39, respectively, compared to $18.0 million and $37.4 million, or net loss per share of $0.17 and $0.35, respectively, for the same period in 2013.

As of June 30, 2014, CTI’s cash and cash equivalents totaled $33.2 million. In August 2014, CTI received a $20 million development milestone payment related to the PERSIST-1 trial under the agreement with Baxter.

Financial Guidance for 2014

CTI continues to expect that non-GAAP operating loss for 2014 will be approximately $45 million to $50 million, which excludes non-cash share-based compensation expense. This financial projection is primarily based upon the following factors:

•	Contribution margin from PIXUVRI commercial operations, as we intend to operate the commercial business with a net positive contribution by year-end 2014;
•	License and contract revenue associated with the achievement of the aforementioned development milestone received from Baxter in August 2014;
•

SG&A expenses, including sales and marketing expenses to drive sales of PIXUVRI, as well as medical affairs expenses in support of educational programs for the hematologist/oncologist community in the E.U.;

•	R&D expenses, including management of costs for PIXUVRI, ongoing and planned Phase 3 clinical trials involving pacritinib and multiple investigator-sponsored trials (ISTs) involving tosedostat; and
•

Projected upfront license and contract revenue associated with CTI’s stated 2014 goal of completing a global development and commercialization collaboration whereby CTI would seek to retain rights to PIXUVRI in certain European countries and the U.S.

Actual financial results for 2014 will vary based upon many factors, including the degree of market acceptance and reimbursement rates for PIXUVRI in the applicable countries, the rate of patient enrollment in ongoing clinical trials, CTI’s ability to complete the aforementioned collaboration for PIXUVRI and other factors described in CTI’s filings with the Securities and Exchange Commission (SEC).

Information required by CONSOB pursuant to section 114, paragraph 5, of the Italian Legislative Decree no. 58/98

Report on possible failure to comply with covenants

To the knowledge of CTI’s management, CTI and its Groups are in compliance with all covenants, negative pledges and other provisions concerning long-term debt.

Business and financial plan

CTI’s strategy is to become a leader in the acquisition, development and commercialization of novel targeted therapies covering a spectrum of blood-related cancers that offer a unique benefit to patients and healthcare providers. An update on the key elements of CTI’s strategy is below.

Successfully Commercialize PIXUVRI

CTI’s key commercial objective is to continue CTI’s efforts to build a successful PIXUVRI franchise. PIXUVRI is currently available in Austria, Denmark, Finland, France, Germany, Israel, Italy, Netherlands, Norway, Sweden and the U.K., and has achieved reimbursement decisions in England/Wales, France, Germany, Italy and the Netherlands. PIXUVRI is not approved in the U.S. CTI’s intent is to expand PIXUVRI’s global reach and revenue potential through a possible global development and commercialization collaboration whereby CTI would seek to retain rights to PIXUVRI in certain European countries and the U.S. CTI is currently focused on educating physicians on the unmet medical need and building brand awareness for PIXUVRI among physicians in the countries where PIXUVRI is currently available.

Develop Pacritinib in Myelofibrosis and Additional Indications

Together with Baxter, CTI is developing pacritinib for patients with myelofibrosis. CTI’s development program for pacritinib includes two Phase 3 registration trials in patients with myelofibrosis, and we expect to report top-line data from the first Phase 3 trial in early 2015. Although CTI’s efforts are focused on myelofibrosis, CTI is also currently evaluating pacritinib in AML through an ongoing investigator-sponsored trial (IST) and intends to evaluate it in other blood cancers in the future.

Continue to Develop our Other Pipeline Programs

CTI believes that it is important to maintain a diverse pipeline to sustain our future growth. To accomplish this, CTI continues to advance the development of other novel, clinical-stage product candidates, particularly tosedostat and Opaxio, through cooperative group sponsored trials and ISTs. Sponsoring such trials provides CTI with a more economical approach for further developing CTI’s investigational products.

Evaluate Product Collaborations to Accelerate Development and Commercialization

CTI intends to continue to evaluate additional possible collaborations to broaden and accelerate clinical trial development and potential commercialization of CTI’s compounds. Collaborations have the potential to generate non-equity based operating capital, supplement CTI’s own internal expertise and provide CTI with access to the marketing, sales and distribution capabilities of CTI’s collaborators in specific territories.

Identify and Acquire Additional Pipeline Opportunities

CTI’s current pipeline is the result of licensing and acquiring assets that we believe were initially undervalued opportunities. CTI plans to continue to seek out potential additional product candidates in an opportunistic manner.

Conference Call Information

CTI management will host a conference call to review its second quarter 2014 financial results and provide an update on business activities. The event will be held today at 1:30 p.m. PDT / 4:30 p.m. EDT / 10:30 p.m. CEST. Participants can access the call at 1-888-461-2024 (domestic) or +1 719-325-2464 (international). To access the live audio webcast or the subsequent archived recording, visit CTI’s website, www.ctibiopharma.com. Webcast and telephone replays of the conference call will be available approximately two hours after completion of the call. Callers can access the replay by dialing 1-888-203-1112 (domestic) or +1 719-457-0820 (international). The access code for the replay is 1937280.  The telephone replay will be available until Monday, August 11, 2014.

About CTI BioPharma Corp.

CTI BioPharma Corp. (NASDAQ and MTA: CTIC) is a biopharmaceutical company focused on the acquisition, development and commercialization of novel targeted therapies covering a spectrum of blood-related cancers that offer a unique benefit to patients and healthcare providers. CTI has a commercial presence in Europe and a late-stage development pipeline, including pacritinib, CTI’s lead product candidate that is currently being studied in a Phase 3 program for the treatment of patients with myelofibrosis. CTI is headquartered in Seattle, Washington, with offices in London and Milan under the name CTI Life Sciences Limited. For additional information and to sign up for email alerts and get RSS feeds, please visit www.ctibiopharma.com.

Non-GAAP Financial Measures

CTI has provided in this press release the historical financial measure of loss from operations, excluding non-cash share-based compensation expense, which is a non-GAAP measure, for the second quarter ended June 30, 2014, and the financial projection of loss from operations, excluding non-cash share-based compensation expense, which is a non-GAAP measure, for the 2014 fiscal year. Due to varying available valuation methodologies, subjective assumptions and the different GAAP accounting treatment of different award types that companies can use under ASC Topic 718, CTI’s management believes that providing a non-GAAP financial measure that excludes non-cash share-based compensation can enhance management’s and investors’ comparison of CTI’s operating results over different periods of time as compared to the operating results of other companies.

CTI’s use of a non-GAAP financial measure has limitations and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. One limitation is that CTI’s reported non-GAAP loss from operations results in the exclusion of a recurring expense, since share-based compensation will continue to be a significant recurring expense in CTI’s business. A second limitation is that CTI’s methodology for calculating non-GAAP loss from operations, which only excludes the component of share-based compensation, may differ from the methodology CTI’s peer companies utilize to the extent they report non-GAAP loss from operations or similarly titled measures and accordingly may not necessarily be comparable to similarly titled measures of other companies. Investors are urged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of CTI’s non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

CTI has not included a reconciliation of CTI’s projected non-GAAP loss from operations to a projected GAAP loss from operations because the calculation of the excluded share-based compensation would require information that is presently uncertain, such as the future level of additional equity awards that will be granted to meet CTI’s compensation philosophy and objectives after taking into account the economic climate at the time of grant. In addition, the calculation is largely based on the price of CTI’s stock at the time of the specific grants (as required under ASC Topic 718), which price is variable and therefore unknowable until the grant is made. Because of the contingent nature of such factors, CTI believes that the specific adjustment for future share-based compensation cannot be forecast with accuracy.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to a number of risks and uncertainties, the outcome of which could materially and/or adversely affect actual future results and the trading price of CTI’s securities. Such statements include, but are not limited to, statements regarding CTI’s expectations with respect to the development of CTI and its product and product candidate portfolio, CTI’s ability to achieve its objectives and projections (including that of completing PERSIST-1 and reporting the associated topline results in early 2015, driving PIXUVRI sales, advancing CTI’s various clinical trials and evaluating and developing product candidates in other indications in the future), CTI’s ability to acquire new compounds, build a successful PIXUVRI franchise, consummate a collaboration for PIXUVRI and other collaborations when sought and expand PIXUVRI’s global reach (and the potential benefits resulting from such activities) and CTI’s projected non-GAAP operating loss. Risks that contribute to the uncertain nature of the forward-looking statements include, among others, risks associated with the biopharmaceutical industry in general and with CTI and its product and product candidate portfolio in particular including, among others, risks associated with the following: that CTI cannot predict or guarantee the pace or geography of enrollment of its clinical trials, that CTI cannot predict or guarantee the commencement or outcome of preclinical and clinical studies, that CTI may not obtain reimbursement for PIXUVRI in the various applicable countries, that the conditional marketing authorization for PIXUVRI may be withdrawn or may be subject to additional conditions, that CTI may not obtain favorable determinations by other regulatory, patent and administrative governmental authorities, risks related to the costs of developing, producing and selling PIXUVRI, pacritinib and CTI’s other product candidates, and other risks, including, without limitation, competitive factors, technological developments, that CTI’s operating expenses continue to exceed its net revenues, that CTI may not be able to complete projected collaborations for its compounds, that CTI may not be able to sustain its current cost controls or further reduce its operating expenses, that CTI may not achieve previously announced goals and objectives as or when projected, that CTI’s average net operating burn rate may increase, and that CTI will continue to need to raise capital to fund its operating expenses, but may not be able to raise sufficient amounts to fund its continued operation as well as other risks listed or described from time to time in CTI’s most recent filings with the SEC on Forms 10-K, 10-Q and 8-K.  Except as required by law, CTI does not intend to update any of the statements in this press release upon further developments.

PIXUVRI is a registered trademark of CTI BioPharma Corp.

Source: CTI BioPharma Corp.

# # #

Contacts:

Monique Greer

+1 206-272-4343

mgreer@ctibiopharma.com

Ed Bell

+1 206-282-7100

ebell@ctibiopharma.com

In Europe:

CTI Life Sciences Limited, Milan Branch

Laura Villa

+39 02 94751572

lvilla@cti-lifesciences.com

CTI BioPharma Corp.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Revenues:
Product sales, net	$1,148	$306	$2,416	$1,432
License and contract revenue	195	—	338	—
Total revenues	1,343	306	2,754	1,432

Operating costs and expenses:
Cost of product sold	202	36	347	91
Research and development	14,017	8,020	26,196	16,375
Selling, general and administrative	13,792	10,102	30,542	21,245
Settlement expense	—	—	—	95
Total operating costs and expenses	28,011	18,158	57,085	37,806
Loss from operations	(26,668)	(17,852)	(54,331)	(36,374)
Other income (expense):
Interest expense	(467)	(316)	(931)	(364)
Amortization of debt discount and issuance costs	(185)	(164)	(363)	(187)
Foreign exchange gain (loss)	(160)	5	(165)	(746)
Other income (expense)	1	107	(885)	(165)
Net loss before noncontrolling interest	(27,479)	(18,220)	(56,675)	(37,836)
Noncontrolling interest	80	209	274	441
Net loss	(27,399)	(18,011)	(56,401)	(37,395)
Basic and diluted net loss per common share	$(0.19)	$(0.17)	$(0.39)	$(0.35)

Shares used in calculation of basic and diluted net loss per common share	144,453	107,727	143,302	107,215

Balance Sheet Data (unaudited):

	(amounts in thousands)
	June 30,	December 31,
	2014	2013
Cash and cash equivalents	$33,184	$71,639
Working capital	18,456	60,446
Total assets	55,256	93,723
Current portion of long-term debt	4,152	3,155
Long-term debt, less current portion	9,398	10,152
Total shareholders' equity	6,683	42,758

Non-GAAP Reconciliations

(In thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
As reported - loss from operations (GAAP)	$(26,668)	$(17,852)	$(54,331)	$(36,374)
As reported - share-based compensation expense (GAAP)	5,356	1,968	13,185	4,396
As adjusted - loss from operations (Non-GAAP)	$(21,312)	$(15,884)	$(41,146)	$(31,978)